Exhibit 10.3

BORROWER SHARING AGREEMENT

Section One.

1.0

RTG Steel Company, LLC, an Arizona limited liability company (“RTG”), and Daybreak Oil and Gas, Inc., a Washington corporation (“DAY”) (collectively “Borrowers”), have borrowed from Luberski, Inc., a California corporation (“Lender”) or its assignee, at 310 N. Harbor Blvd., Ste 205, Fullerton, CA 92832, in writing under a Promissory Note (“Note”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Loan Amount”), with interest thereon (collectively, the “Loan”).

1.1

The Borrowers are jointly and severally liable for the Loan.

1.2

The Loan is anticipated to close on May 18, 2012 (the “Closing”).

1.3

Material Loan terms include:  general fees, interest at a rate of five percent (5%) per month (minimum two months payable) (“Interest”), and a principal due in full at one-hundred and twenty (120) days from the Date of the Note, which will be, September 23, 2012.

1.4

The Parties grant security interests to the Lender as follows:

1.4.01

RTG grants a lien on the Arthur K. Atkinson (“Ship”) located in Michigan and in fifteen percent (15%) of its net profits on recovery therefrom, represented to be Ninety-Six Thousand US Dollars ($96,000.00) (the “Profit Share”).

1.4.02

DAY grants a lien on its currently producing leases located in Kern County, California, , pursuant to that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement entered into between DAY and the Lender, effective as of the Closing.

1.5

The Borrowers are obligated to pay Interest on the Loan and RTG is obligated to pay the Profit Share.

1.6

Since the Borrowers are receiving differing benefits from the Loan, the Borrowers agree to share the cost proportionately as set forth in this Borrower Sharing Agreement.

Section Two.

2.0

The Loan Amount shall be applied as per a Closing Statement that is incorporated herein by reference.  Amounts cited here are per the Closing Statement.

2.1

Loan costs in the amount of One Hundred Fifty-Nine Thousand Three Hundred Seventy-Five US Dollars ($159,375.00) shall be shared proportionally as calculated below.

2.2

Application of Six Hundred and Fifty Thousand US Dollars ($650,000.00) to DAY’s directions shall be considered DAY’s benefit.

2.3

The remaining net of Six Hundred and Ninety Thousand, Twenty-Five US Dollars ($690,625.00) to RTG shall be considered RTG’s benefit.

2.4

The Borrowers’ proportional benefit:

2.4.01

DAY’s benefit is Forty-seven and Ninety-Five One-hundredths Percent (47.95%, calculated from (650,000+(159,375*43.333% (which is 650,000/1,500,000)/1,500,000] of the Loan Amount.

2.4.02

RTG’s benefit is Fifty-Two and Five One-hundredths Percent (52.05%, calculated from (690,625+(159,375* 56.667% [which is 690,625/1,500,000))/1,500,000] of the Loan Amount.

Section Three.

3.0

The monthly Interest of Seventy-Five Thousand US Dollars ($75,000) shall be paid by RTG.

3.1

The Borrowers shall cooperate in arranging payments as required by the Note, absent such an agreement the paying Party may either pay its own share alone or pay the full Interest with the non-paying Party being liable to reimburse plus a failure penalty of Ten Percent (10%) on the amount paid, plus direct costs of collection.

Section Four.

4.0

The final Principal payment of the Loan Amount shall also be paid in proportion to the Borrowers’ respective benefits as determined in Section Two above.

4.0.01

DAY’s share equals Seven Hundred Nineteen Thousand, Sixty-One, and Ninety-Seven One-Hundredths US Dollars [$719.061.97, which is calculated as $650,000+ ($159,375*43.333%)].

4.0.02

RTG’s share equals Seven Hundred Eighty Thousand, Nine Hundred Thirty-Eight, and Three One-Hundredths US Dollars [$780,938.03, which is calculated as $690,625+(159,375*56.667%)].

4.1

The Borrowers shall cooperate in arranging such Principal payment as required by the Note, absent such an agreement the paying Borrower may either pay its own share alone or pay the full Principal with the non-paying Borrower being liable to reimburse the paying Borrower its share plus a failure penalty of Ten Percent (10%) on the amount paid on behalf of the non-paying Borrower, plus direct costs of collection.

Section Five.

5.0

If either Borrower fails to pay as required under the Note and the other Borrower does perform, the non-paying Borrower hereby assigns the Lender’s enforcement powers to the paying Borrower and all provisions of the Note regarding enforcement shall apply in favor of the paying Borrower, including security interests, the terms of which are incorporated herein by reference.

5.1

Time is of the essence with respect to every provision hereof.  This Note shall be construed and enforced in accordance with the laws of the State of Texas, except to the extent that Federal laws preempt the laws of the State of Texas, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of Texas having proper venue and also consent to service of process by any means authorized by Texas or Federal law.

Section Six.

6.0

IN WITNESS WHEREOF, the Borrowers have executed this Agreement under seal.

BORROWERS:

DAYBREAK OIL AND GAS, INC., A Washington corporation

By:	/s/ James F. Westmoreland	Date: May 18, 2012

Name:

James F. Westmoreland

Title:

President and Chief Executive Officer

RTG STEEL COMPANY, LLC, an Arizona limited liability company

By:	/s/ David Wetmore	Date: May 18, 2012

Name:

David Wetmore

Title:

Managing Member